AMENDED ARTICLES OF INCORPORATION

                               OF

                 AMERICAN FINANCIAL CORPORATION



     FIRST.   The  name  of  the corporation  shall  be  AMERICAN
FINANCIAL CORPORATION (the "Corporation").

     SECOND. The place in Ohio where its principal office is to be located is the City of Cincinnati in Hamilton County, Ohio 45202.

     THIRD.   The purpose for which the Corporation is  organized
shall be to engage in any lawful act or acts for which corpora tions may be formed under the Ohio General Corporation Law, Ohio
Revised Code '1701.01 et seq..

     FOURTH. The aggregate number of shares of stock which the Corporation shall have authority to issue is Twenty-Eight Million
(28,000,000) shares, which shall be divided into two classes, consisting of:

          (a) Eight Million (8,000,000) shares of preferred stock ("Preferred Shares") without par value; and

          (b)  Twenty Million (20,000,000) shares of common stock
("Common Shares") without par value.

                   PART ONE:  PREFERRED STOCK

     Clause 1. Except as otherwise provided by this Article Fourth or by the amendment or amendments adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the Preferred Shares may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series thereof theretofore issued, the Eight Million (8,000,000) Preferred Shares hereinabove authorized, as Preferred Shares of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors.

     Four Million (4,000,000) Preferred Shares shall have voting rights as provided in Clause 2 of this Part One of Article Fourth (collectively, "Voting Preferred Shares"). Two Million Nine Hundred Thousand (2,900,000) Voting Preferred Shares shall be designated "Series J Preferred Stock" and shall have the voting rights, designations, powers, preferences and related participating, optional and other special rights and the qualifications, limitations or restrictions thereof set forth in Part Two of this Article Fourth.

     Four Million (4,000,000) Preferred Shares shall have no voting power whatsoever, except as may be otherwise provided by law or except as may arise upon a default, failure or other contingency (collectively, "Non-Voting Preferred Shares").

     All shares of any one series of Preferred Shares shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of Preferred Shares shall rank equally and be identical in all respects except as provided above with respect to Voting Preferred Shares and Non-Voting Preferred Shares or as permitted by the provisions of Clause 2 of this Part One of Article Fourth.

     Clause 2. Authority is hereby expressly granted to the Board of Directors from time to time to adopt amendments to these Articles of Incorporation providing for the issue in one or more series of any unissued or treasury Preferred Shares, and providing, to the fullest extent now or hereafter permitted by the laws of the State of Ohio and notwithstanding the provisions of any other Article of these Articles of Incorporation of the Corporation, in respect of the matters set forth in the following subdivisions (i) to (x), inclusive, as well as any other rights or matters pertaining to such series:

          (i) The designation and number of shares of such series;

          (ii) With respect to the Voting Preferred Shares only, voting rights (to the fullest extent now or hereafter permitted by the laws of the State of Ohio);

          (iii)      With  respect  to the  Non-Voting  Preferred
     Shares only, voting rights upon a default, failure or other contingency;

          (iv) The dividend rate or rates of such series (which may be a variable or adjustable rate and which may be cumulative);

          (v)  The dividend payment date or dates of such series;

          (vi) The price or prices at which shares of such series may be redeemed;

          (vii) The amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application;

          (viii) The liquidation price or prices of such series;

          (ix) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Corporation or any other property, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange at which such conversion or exchange may be made and the adjustments thereto, if any; and

          (x) Whether or not the issue of any additional shares of such series or any future series in addition to such series shall be subject to any restrictions and, if so, the nature of such restrictions.

Any of the voting rights (with respect to the Voting Preferred Shares only), voting rights upon a default, failure or other contingency (with respect to the Non-Voting Preferred Shares only), dividend rate or rates, dividend payment date or dates, redemption rights and price or prices, sinking fund requirements, liquidation price or prices, conversion or exchange rights and restrictions on issuance of shares of any such series of Preferred Shares may, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, be made dependent upon facts ascertainable outside these Articles of Incorporation or outside the amendment or amendments providing for the issue of such Preferred Shares adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth. If the then-applicable laws of the State of Ohio do not permit the Board of Directors to fix, by the amendment creating a series of Voting Preferred Shares, the voting rights of shares of such series, each holder of a share of such series of Voting Preferred Shares shall, except as may be otherwise provided by law, be entitled to one (1) vote for each share of Voting Preferred Shares of such series held by such holder.

     Clause 3. Before any dividends shall be declared or paid upon or set apart for, or distribution made on, the Common Shares and before any sum shall be paid or set apart for the purchase or redemption of Preferred Shares of any series, except for any series that may be established as senior to or having preference over the terms of any other series, whether or not outstanding at the time of adoption of the amendment creating such Preferred Series by the Board of Directors, or for the purchase of the Common Shares, the holders of Preferred Shares of each series shall be entitled to receive, if and when declared by the Board of Directors, dividends at the rate or rates fixed for such series in accordance with the provisions of this Article Fourth, and no more, from the dividend payment date of, or next preceding the date of, issue thereof, payable on the payment date or dates fixed from time to time by the Board of Directors.

     Clause 4. After full dividends as aforesaid upon the Preferred Shares of all series then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of or provision for full dividends on the Preferred Shares of all series then outstanding for the current dividend period, then and not otherwise dividends may be declared upon the Common Shares at such rate as the Board of Directors may determine and no holders of any series of the Preferred Shares, as such, shall be entitled to share therein.

     Clause 5. If upon any dissolution, liquidation or winding up of the Corporation or reduction of its capital stock, the assets so to be distributed among the holders of the Preferred Shares pursuant to the provisions of this Article Fourth or of the amendment or amendments providing for the issue of such Preferred Shares adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Shares in proportion to the full preferential amounts to which they are respectively entitled as in proportion to the full preferential amounts to which they are respectively entitled as aforesaid. After payment to the holders of the Preferred Shares of the full preferential amounts hereinbefore provided for, the holders of the Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation and the remaining assets to be distributed, if any, shall be distributed to the holders of the Common Shares.

     Clause 6. The term "accrued dividends", whenever used herein with respect to the Preferred Shares of any series, means those amounts which would have been paid as dividends on the Preferred Shares of such series to date had full dividends been paid thereon at the rate and on the dates fixed for payment for such series in accordance with the provisions of this Article Fourth, less in each case the amount of all dividends paid upon the shares of such series and the dividends deemed to have been paid as provided in Clause 3 of this Part One of Article Fourth.

     Clause 7. Preferred Shares of any series redeemed or purchased by the Corporation shall be retired and canceled and shall not be reissued by the Board of Directors of the Corporation and shall be restored to the status of authorized but unissued Preferred Shares. The Board of Directors shall, upon the redemption or repurchase of all the outstanding shares of any series of Preferred Shares, adopt an amendment to these Articles of Incorporation to eliminate all references to the shares of such series of Preferred Shares and to make such other appropriate changes as are required by such elimination.

               PART TWO: SERIES J PREFERRED STOCK

     Pursuant to the Amended and Restated Merger Agreement dated October 3, 1997 pursuant to which AFC Acquisition Corp., a wholly-owned subsidiary of the Corporation, shall merge with and into the Corporation ("Merger"), the Articles of Incorporation of the Corporation are amended and restated as of the Effective Time of the Merger, thereby providing, among other things, for the issue of a series of Preferred Shares of the Corporation from the Corporation's class of Four Million (4,000,000) shares of Voting Preferred Shares, without par value, to be designated "Series J Preferred Stock" ("Series J Preferred Stock"), such issue to consist of up to Two Million Nine Hundred (2,900,000) shares, which number of shares may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors, and to the extent that the voting
rights,    designations,   powers,   preferences   and   relative
participating,   optional  or  other  special  rights   and   the
qualifications, limitations or restrictions of the Series J Preferred Stock are not stated and expressed in these Articles of Incorporation, the Board of Directors does hereby fix and herein state and express the voting rights, designations, powers, preferences and relative participating, optional or other special
rights   and  the  qualifications,  limitations  or  restrictions
thereof, as follows (all terms used herein which are defined in these Articles of Incorporation shall be deemed to have the meanings provided therein):

     1. Voting. Except as provided below in Paragraph 5 of this Part Two of Article Fourth, holders of shares of Series J Preferred Stock are entitled to one (1) vote per share on all matters to be voted upon by shareholders of the Corporation, with holders of the Corporation's Common Shares, and not as a separate class.

     2. Dividends. The holders of the Series J Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, cumulative preferential dividends in the manner and at the rates set forth below. Each of said shares shall have an annual dividend rate of $2.00 and no more. Dividends shall be payable in equal payments of $1.00 per share semi-annually on May 1 and November 1 of each year to holders of record as of the preceding April 15 and October 15.

        Dividends on shares of Series J Preferred Sock shall be paid in cash.

        No dividend or other distribution whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the Series J Preferred Stock as to the payment of dividends, nor shall any shares of any class of stock or series thereof ranking junior to the Series J Preferred Stock as to payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof, nor shall any moneys be paid to or made available for a sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to the Series J Preferred Stock as to payment of dividends, unless in each instance, full dividends on all outstanding shares of Series J Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor.

        Dividends upon shares of the Series J Preferred Stock shall be payable by check to the registered holders of Series J Preferred Stock at the address set forth in the books and records of the Corporation or any transfer agent and/or registrar appointed for the Series J Preferred Stock and shall commence to accrue and be cumulative from their respective dates of issuance.

     3. Rights on Liquidation or Cash-Out Merger.

     A. (1) Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of shares of Series J Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders after satisfying claims of creditors, a liquidating distribution in the amount of $25.00 per share, which shall be the liquidation preference of such shares, plus an amount equal to accrued dividends on each such share to and including the date fixed for payment of Series J Preferred Stock, and no more.

        (2) Such amount shall be paid to the holders of the Series J Preferred Stock prior to any distribution or payment to the holders of any class of stock or series thereof ranking junior to the Series J Preferred Stock in the payment of dividends or distributions of assets on liquidation, dissolution or winding up of the affairs of the Corporation.

        (3) After the payment to holders of shares of Series J Preferred Stock of the full amount of the liquidating distributions to which they are entitled pursuant to the second next preceding sentence, holders of the shares of Series J Preferred Stock (in their capacity as such holders) shall have no right or claim to any of the remaining assets of the Corporation.

     B. In any merger or consolidation of the Corporation with or into any other corporation, including any person (including any individual, partnership, corporation, trust, unincorporated association, joint venture or other entity) controlled by, in control of, or under common control with the Corporation ("Affiliate"), or a merger or consolidation of any other corporation, including any Affiliate, with or into the Corporation, which merger or consolidation by its terms provides for the payment of only cash to holders of the Series J Preferred Stock, each holder of Series J Preferred Stock shall be entitled to receive an amount equal to the liquidation preference of the shares of Series J Preferred Stock held by such holder, plus an amount equal to accrued dividends on such shares to and including the date of payment thereof, and no more, in exchange for such shares of Series J Preferred Stock (a "Cash-Out Merger").

     C. Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation, voluntary or involuntary, for the purposes of this Paragraph 3 of Part Two of Article Fourth; provided, however, that any Cash-Out Merger shall be deemed to be a liquidation of the Corporation solely for purposes of determining the rights of the holders of shares of Series J Preferred Stock in respect of such Cash-Out Merger.

     D. If upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of Series J Preferred Stock and any other preferred stock of the Corporation, ranking upon liquidation on a parity with the Series J Preferred Stock (the "Liquidation Preferred"), shall be insufficient to pay the full amount of the liquidating distributions to which holders of Series J Preferred Stock are entitled pursuant to Paragraph 3A of this Part Two of Article
Fourth and liquidating distributions to which holders of the Liquidation Preferred are entitled, then such assets shall be distributed among the holders of Series J Preferred Stock and Liquidation Preferred ratably in proportion to the full amount of distributions to which each holder of Series J Preferred Stock and Liquidation Preferred would have been entitled.

     4.   Redemption.

     A. Optional Redemption. The Corporation shall not have the right to redeem any shares of Series J Preferred Stock until December 2, 2005. Thereafter, the Corporation shall have the right, at its option, and by resolution of its Board of Directors, upon notice as required by Paragraph 4B of this Part Two of Article Fourth, to redeem the Series J Preferred Stock out of funds legally available therefor, as a whole or in part, at the redemption prices set forth below, plus all accrued dividends thereon to the date fixed for redemption (against receipt of certificates evidencing the shares redeemed), if redeemed during the twelve month period beginning on December 2 of the years indicated:

               Year           Amount Per Share
               2005                 $25.75
               2006                 $25.375
               2007 and thereafter  $25.00

     B. Notice of Redemption. Notice of any redemption specifying the date fixed for said redemption shall be mailed, postage prepaid, at least 25 days but not more than 60 days prior to said redemption date to the holders of record of the Series J Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books and records of the Corporation or any transfer agent and/or registrar for the Series J Preferred Stock. If less than all of the Series J Preferred Stock outstanding is to be redeemed, the Corporation shall select by lot  those  shares which are to be redeemed.  If such  notice  of redemption shall have been mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series J Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series J Preferred Stock so called for redemption shall forthwith cease and terminate, except for the right to receive the amount set aside in trust for redemption thereof, but without interest.

     5. Rights in the Event of Dividend Arrearage; Class Voting Rights. In addition to the voting rights set forth in Paragraph 1 of this Part Two of Article Fourth, holders of Series J Preferred Stock shall have the voting rights set forth below:

     A. If at any time the Corporation shall not have paid full dividends for each of four or more consecutive semi-annual dividends payable on the Series J Preferred Stock pursuant to Paragraph 2 hereof, the number of directors constituting the Board of Directors of the Corporation shall be increased by two and the holders of the Series J Preferred Stock shall have the right, voting as one class, to elect the directors to fill such newly created directorships. This right shall remain vested until all accrued dividends on any Series J Preferred Stock have been paid, or declared and set apart for payment, at which time
(i) the right to so elect directors shall terminate (subject to revesting in the case of any subsequent default of the kind described above); (ii) the term of the directors then in office elected by such holders shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by the number of directors by which it was increased pursuant to this subparagraph.

        Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of such preferred stock or at any annual stockholders' meeting, but thereafter it may be exercised at stockholders' meetings called for the purpose of electing directors. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation as promptly as possible, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 50% of the outstanding shares of such preferred stock. Notwithstanding the provisions of this subparagraph 5A of this Part Two of Article Fourth, no such special meeting shall be held during the 90-day period preceding the date regularly fixed for the annual meeting of stockholders.

        Any director who shall have been elected by the holders of Series J Preferred Stock shall hold office for a term expiring (subject to the earlier termination of the arrearage in dividends) at the next annual meeting of stockholders. During such term such directors may be removed at any time, without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series J Preferred Stock given at a special meeting of such stockholders called for the purpose, except as otherwise provided by Ohio law with respect to cumulative voting rights. Any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of Series J Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within 10 days after receipt of a written request signed by the holders of record of at least 50% of the outstanding shares of such preferred stock.

        Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of the Series J Preferred Stock may be filled by the remaining director elected under these provisions, or if none, by the holders of Series J Preferred Stock at a meeting called for such purpose. Such meeting shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within 10 days after receipt of a written request signed by the holders of record of at least 50% of the outstanding shares of such preferred stock.

        At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Series J Preferred Stock, as the case may be, shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders of the Series J Preferred Stock present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.
     B. Any action requiring the vote of the Series J Preferred Stock voting separately as a class under Ohio law shall be taken by the affirmative vote of the holders of a two-thirds of such class or, if permitted by Ohio law, by the affirmative vote of a majority of such class.

     FIFTH. No holder of any shares of this Corporation shall have any preemptive rights to subscribe for or to purchase any shares of this Corporation of any class, whether such shares or such class be now or hereafter authorized, or to purchase or subscribe for securities convertible into, or exchangeable for, shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

     SIXTH.   This  Corporation, through its Board of  Directors,
shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

     SEVENTH. The affirmative vote of shareholders entitled to exercise a majority of the voting power of this Corporation shall be required to amend these Articles of Incorporation, approve mergers and to take any other action which by law must be approved by a specified percentage of the voting power of the Corporation or all outstanding shares entitled to vote.

     EIGHTH.   The  provisions of Ohio Revised Code '1701.831  or
any successor provisions relating to control share acquisitions shall not be applicable to this Corporation.

     NINTH. The provisions of Ohio Revised Code Chapter 1704 or any successor provisions relating to the transactions involving interested shareholders shall not be applicable to this Corpo ration.

     TENTH.   No  shareholder  shall  have  the  right  to   vote
cumulatively in the election of directors.

     ELEVENTH. These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended and restated.